UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 4, 2013

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (713) 328-1000
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
The press release dated November 4, 2013 concerning financial results of Carrizo Oil & Gas, Inc. (the “Company”) for the quarter ended September 30, 2013, furnished as Exhibit 99.1 to this report, is incorporated by reference herein.
The press release contains measures which may be deemed “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. We discuss Adjusted EBITDA, as defined in the press release, on a total and a per share basis for the quarters ended September 30, 2013 and 2012 and the nine months ended September 30, 2013 and 2012. We believe that Adjusted EBITDA, as defined, may provide additional information about our ability to meet our future requirements for debt service, capital expenditures and working capital. Adjusted EBITDA, as defined, is a financial measure commonly used in the oil and gas industry and should not be considered in isolation or as a substitute for net income from continuing operations, operating income from continuing operations, cash flows from operating activities of continuing operations or any other measure of financial performance presented in accordance with U.S. generally accepted accounting principles (“GAAP”) or as a measure of a company’s profitability or liquidity. Because Adjusted EBITDA, as defined, excludes some, but not all, items that affect net income from continuing operations, the Adjusted EBITDA, as defined, presented in the press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income from continuing operations, and information reconciling the GAAP and non-GAAP measures were included in the press release.
We discuss Adjusted Net Income, excluding certain non-cash items included in net income from continuing operations as defined in the press release, on a total and a per share basis for the quarters ended September 30, 2013 and 2012 and the nine months ended September 30, 2013 and 2012. We believe that this information will help investors compare results between periods and identify operating trends that would otherwise be masked by those certain non-cash items. The most comparable GAAP financial measure, net income from continuing operations, and information reconciling the GAAP and non-GAAP measures were included in the press release.
We discuss adjusted revenues including the impact of realized gain on derivatives, net for the quarters ended September 30, 2013 and 2012 and the nine months ended September 30, 2013 and 2012. We believe that this information will help investors understand our actual results, which are impacted by our oil and gas derivatives. The most comparable GAAP financial measure, total oil and gas revenues, and information reconciling the GAAP and non-GAAP measures were included in the press release.
None of the information furnished in this Item 2.02 and the accompanying exhibit will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 2.02 and the accompanying exhibit is not intended to, and does not, constitute a determination or admission by the Company, that the information in this Item 2.02 and the accompanying exhibit is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.
Item 7.01. Reg FD Disclosure.
As of September 30, 2013, based on the Company’s internal estimates using SEC pricing for the 12 months ended September 30, 2013, total proved reserves were estimated to be 75.9 MMBoe. This total consisted of 3.5 MMBoe of proved reserves in the Niobrara Formation, 54.5 MMBoe of proved reserves in the Eagle Ford Shale, and 17.9 MMBoe of proved reserves in the Marcellus Shale. These totals exclude reserves attributable to the recently sold Barnett Shale properties. Internal estimates of reserves are subject to change and may have less certainty than reserve estimates prepared by our outside reserve engineering firms.
None of the information furnished in this Item 7.01 will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 4, 2013 announcing financial results for the third quarter 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Chief Financial Officer, Vice President, Secretary and Treasurer
Date: November 4, 2013

EXHIBIT INDEX
99.1 Press Release dated November 4, 2013 announcing financial results for the third quarter 2013.